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                                                           Exhibit 10.20(c)(5)

                            KENDLE INTERNATIONAL INC.

                      Non-Qualified Stock Option Agreement


1. KENDLE INTERNATIONAL INC. hereby grants to the Optionee named below a Non-Qualified option to purchase, in accordance with and subject to the terms and restrictions of the Company's 1997 Stock Option and Stock Incentive Plan, which is incorporated herein by reference, the number of shares of Common Stock of the Company at the price set forth below as follows:



       Optionee:
                                          -------------------------------------

       No. of Shares Covered by Option:
                                          -------------------------------------

       Option Price per Share:
                                          -------------------------------------

       Date of Grant:
                                          -------------------------------------

       Expiration Date:
                                          -------------------------------------


2. This Option is immediately exercisable on or before the expiration date.

3. This Option may be exercised for the number of shares specified by written notice to the Company, accompanied by full payment, in the manner and subject to the conditions set forth in the Plan, for the number of shares in respect of which it is exercised. If any applicable law or regulation requires the Company to take any action with respect to the shares specified in such notice, or if any action remains to be taken under the Articles of Incorporation or Code of Regulations of the Company to effect due issuance of the shares, the Company shall take such action and the date for delivery of such stock shall be extended for the period necessary to take such action.

4. As a condition of the Company's obligation to issue shares upon exercise of this Option, the Optionee or other person to whom the shares are to be issued shall, concurrently with the delivery of the stock certificates representing the shares so purchased, give such written assurances to the Company as its counsel shall require, to the effect that the purchaser is acquiring the shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable State or Federal Law. If the Company elects to register the stock which is the subject of this Option under the Securities Act of 1933, the issuance of such stock shall not be subject to the restrictions contained in this Paragraph 4.

5. This Option is not transferable other than by will or by operation of the laws of descent and distribution or as otherwise provided in the attached 1997 Stock Option and Stock Incentive Plan and is subject to termination as provided in the Plan.

     The Plan is discretionary in nature and the Company may cancel or terminate it at any time. The grant of options is a one-time benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future. Future grants, if any, will be


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at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of options, vesting provisions and the exercise price.

         IN WITNESS WHEREOF, the Company has executed this Agreement as of __________ __, 200__.


                                               KENDLE INTERNATIONAL INC.


                                               By:
                                                   --------------------------
                                                   Karl Brenkert III
                                                   Chief Financial Officer




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